As filed with the Securities and Exchange Commission on March 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SolarCity Corporation

(Exact name of Registrant as specified in its charter)

Delaware	02-0781046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3055 Clearview Way

San Mateo, California 94402

(650) 638-1028

(Address, including zip code and telephone number, of principal executive offices)

2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Lyndon R. Rive

Chief Executive Officer

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402

(Name and address of agent for service)

(650) 638-1028

(Telephone number, including area code, of agent for service)

Copies to:

Steven V. Bernard

Michael E. Coke

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.0001 par value) to be issued under the 2012 Equity Incentive Plan	3,640,376 shares(2)	$73.78 (3)	$268,586,942	$34,594.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Reflects an automatic annual increase on January 1, 2014 to the number of shares of Registrant’s Common Stock reserved for issuance under the 2012 Equity Incentive Plan, which annual increase is provided for in the 2012 Equity Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The proposed maximum offering price per share of $73.78 was computed by averaging the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on March 14, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of SolarCity Corporation (the “Registrant”) to be issued pursuant to the Registrant’s 2012 Equity Incentive Plan. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2012 Equity Incentive Plan, which provides that the total number of shares subject to such plan will be increased on the first day of each year pursuant to a specified formula. Accordingly, the content of the Registrant’s Registration Statement on Form S-8 (No. 333-185444) filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2012 is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 18, 2014;

(2)	The Registrant’s Current Reports on Form 8-K filed on February 10, 2014, February 27, 2014, March 3, 2014 (with respect to Items 4.02 and 8.01 only) and March 18, 2014 (with respect to Item 4.02 only), except to the extent that information therein is furnished and not filed with the Commission; and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35758) filed with the Commission on December 6, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to item 2.02, Item 7.01 and/or Item 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1*	Form of Common Stock Certificate of SolarCity Corporation.

1

Exhibit Number	Description

4.2*	2012 Equity Incentive Plan and form of agreements used thereunder.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-184317), as declared effective on December 12, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 19th day of March, 2014.

SOLARCITY CORPORATION

By:	/s/ Lyndon R. Rive
Lyndon R. Rive, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lyndon R. Rive and Robert D. Kelly, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lyndon R. Rive Lyndon R. Rive	Founder, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2014

/s/ Robert D. Kelly Robert D. Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2014

/s/ Peter J. Rive Peter J. Rive	Founder, Chief Technology Officer and Director	March 19, 2014

/s/ Elon Musk Elon Musk	Director	March 19, 2014

/s/ John H. N. Fisher John H. N. Fisher	Director	March 19, 2014

/s/ Antonio J. Gracias Antonio J. Gracias	Director	March 19, 2014

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director	March 19, 2014

/s/ Nancy E. Pfund Nancy E. Pfund	Director	March 19, 2014

/s/ Jeffrey B. Straubel Jeffrey B. Straubel	Director	March 19, 2014

/s/ Bennet Van de Bunt Bennet Van de Bunt	Director	March 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Form of Common Stock Certificate of SolarCity Corporation.

4.2*	2012 Equity Incentive Plan and form of agreements used thereunder.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-184317), as declared effective on December 12, 2012.